Exhibit 99.1

BEFORE

THE PUBLIC SERVICE COMMISSION OF

SOUTH CAROLINA

DOCKET NO. 2009-226-E

In the Matter of: Application of Duke Energy Carolinas, LLC for Authority to Adjust and Increase Its Electric Rates and Charges	) ) ) ) ) ) )	NOTICE OF SETTLEMENT WITH THE OFFICE OF REGULATORY STAFF AND ENVIRONMENTAL INTERVENORS

Duke Energy Carolinas, LLC (“Duke Energy Carolinas” or the “Company”) respectfully notifies the Public Service Commission of South Carolina (the “Commission”) that it has reached  agreement in principle with the South Carolina Office of Regulatory Staff (“ORS”), and with the Southern Environmental Law Center, Southern Alliance for Clean Energy, Environmental Defense Fund, and the South Carolina Coastal Conservation League (collectively, the “Environmental Intervenors”) resolving certain issues among the aforementioned parties in this docket. In support of this Notice, the Company provides the following information:

1.             On July 27, 2009, Duke Energy Carolinas filed an Application for Authority to Adjust and Increase its Rates and Charges (the “Application”) along with the supporting testimony of fourteen witnesses.  Duke Energy Carolinas filed the supplemental testimony of four witnesses on September 25, 2009.

2.             On November 2, 2009, ORS filed the testimony of four witnesses regarding Duke Energy Carolinas’ Application, excluding the modified save-a-watt compensation mechanism for energy efficiency and demand-side management programs (hereinafter, the “Modified Save-a-Watt Plan”). On November 6, 2009, ORS and the

Environmental Intervenors filed testimony regarding the Modified Save-a-Watt Plan. On even date herewith, Duke Energy Carolinas has filed rebuttal testimony for seven witnesses .

2.             Duke Energy Carolinas and ORS have recently reached agreement in principle as to certain issues in this docket, including the revenue requirement issues. In addition, the Company and the Environmental Intervenors have reached agreement in principle on the Modified Save-a-Watt Plan. The rebuttal testimony filed by the Company should not be considered by the Commission unless the settlement is rejected.

Dated this 16th day of November, 2009.

/s/ Catherine E. Heigel
Catherine E. Heigel
Associate General Counsel
Duke Energy Carolinas, LLC
526 S. Church Street, EC03T
Charlotte, NC 28202
(704) 382-8123
Email: Catherine.Heigel@duke-energy.com

and

ROBINSON, MCFADDEN & MOORE, P.C.

/s/ Frank R. Ellerbe, III
Frank R. Ellerbe, III
Bonnie D. Shealy
Post Office Box 944
Columbia, SC 29202
Telephone (803) 779-8900
fellerbe@robinsonlaw.com
bshealy@robinsonlaw.com

ATTORNEYS FOR DUKE ENERGY CAROLINAS, LLC